Rogers Corporation Reports First Quarter 2022 Results

Chandler, Arizona, April 28, 2022: Rogers Corporation (NYSE:ROG) today announced financial results for the first quarter of 2022.

“Rogers delivered solid first quarter revenue growth driven by EV/HEV, ADAS and industrial market sales,” stated Bruce D. Hoechner, Rogers' President and CEO. “Underlying market demand continues to be strong, although further sales growth and margin improvement in the first quarter was tempered by global supply challenges and COVID impacts in China. The outlook for Advanced Mobility and other growth markets remains robust and our investments to capitalize on the long-term growth, particularly in the EV/HEV market where demand is accelerating, remain on track. We continue to look forward to the combination with DuPont and the many compelling benefits we expect it will provide for our employees, customers and other stakeholders.”

Financial Overview

GAAP Results	Q1 2022	Q4 2021	Q1 2021
Net Sales ($M)	$248.3	$230.5	$229.3
Gross Margin	34.4%	33.9%	39.0%
Operating Margin	8.0%	4.5%	16.2%
Net Income ($M)	$16.6	$23.1	$31.2
Net Income Margin	6.7%	10.0%	13.6%
Diluted Earnings Per Share	$0.87	$1.22	$1.66
Net Cash Provided by Operating Activities	$(13.7)	$18.2	$36.5

Non-GAAP Results[1]	Q1 2022	Q4 2021	Q1 2021
Adjusted Operating Margin	14.5%	12.2%	19.0%
Adjusted Net Income ($M)	$29.1	$36.3	$36.0
Adjusted Earnings Per Diluted Share	$1.53	$1.92	$1.92
Adjusted EBITDA ($M)	$47.2	$41.7	$59.8
Adjusted EBITDA Margin	19.0%	18.1%	26.1%
Free Cash Flow ($M)	$(42.0)	$(9.5)	$32.9

Net Sales by Operating Segment (dollars in millions)	Q1 2022	Q4 2021	Q1 2021
Advanced Electronics Solutions (AES)[2]	$133.2	$127.1	$131.9
Elastomeric Material Solutions (EMS)	$110.2	$98.9	$91.8
Other	$4.9	$4.4	$5.5

1 - A reconciliation of GAAP to non-GAAP measures is provided in the schedules included below
2 - The AES business segment was formed in the first quarter of 2021 through the combination of the Advanced Connectivity Solutions (ACS) and Power Electronics Solutions (PES) businesses. Prior period consolidated financial statements have been reclassified to conform to the current year presentation.

Q1 2022 Summary of Results
Net sales of $248.3 million increased 7.7% versus the prior quarter primarily due to higher EV/HEV, ADAS and industrial market volumes and commercial actions. Further sales growth was tempered by lower demand from customers dealing with COVID impacts and component shortages. Additionally, labor and raw material constraints moderated manufacturing levels for certain products. EMS net sales increased by 11.5% resulting from higher EV/HEV and industrial market sales and the Silicone Engineering acquisition. This increase was partially offset by lower portable electronics revenues from COVID impacts. AES net sales increased by 4.7% due to strong EV/HEV revenues and improved ADAS volumes, partially offset by lower wireless infrastructure revenues. Currency exchange rates unfavorably impacted total company net sales in the first quarter of 2022 by $1.3 million compared to prior quarter net sales.

Gross margin was 34.4%, compared to 33.9% in the prior quarter. The increase in gross margin was primarily driven by higher volume and commercial actions, partially offset by unfavorable product mix and lower yields.

Selling, general and administrative (SG&A) expenses decreased by $0.2 million from the prior quarter to $57.7 million. SG&A expense declined due to lower depreciation and amortization expense, which was primarily offset by an increase in costs associated with the proposed acquisition of Rogers by DuPont.

GAAP operating margin of 8.0% increased by 350 basis points from the prior quarter primarily due to the improvement in gross margin and lower SG&A expenses. Adjusted operating margin of 14.5% increased by 230 basis points versus the prior quarter.

GAAP earnings per diluted share were $0.87, compared to earnings per diluted share of $1.22 in the previous quarter. The decrease in GAAP earnings was due to higher tax expense from a change in unrecognized tax positions in China in Q4, partially offset by the improvement in operating income. On an adjusted basis, earnings were $1.53 per diluted share compared to adjusted earnings of $1.92 per diluted share in the prior quarter.

Ending cash and cash equivalents were $182.1 million, a decrease of $50.2 million versus the prior quarter. Net cash used in operating activities was $13.7 million, compared to net cash provided by operating activities of $18.2 million in Q4. Operating cash flow declined versus the prior quarter primarily due to an increase in working capital, resulting from higher sales and additional inventory for new production facilities and building safety stock. Capital expenditures were $28.2 million in the first quarter compared to $27.7 million in the prior quarter.

Transaction with DuPont
As previously announced on November 2, 2021, Rogers has entered into a definitive merger agreement to be acquired by DuPont for $277.00 per share in cash. As a result of the pending acquisition, Rogers will not hold an earnings call or provide forward-looking guidance. Rogers' shareholders approved the merger agreement at a special shareholder meeting held on January 25, 2022. The transaction is expected to close late in the second quarter or early in the third quarter of 2022, subject to the satisfaction of other customary closing conditions, including receipt of certain regulatory approvals.

About Rogers Corporation
Rogers Corporation (NYSE:ROG) is a global leader in engineered materials to power, protect and connect our world. Rogers delivers innovative solutions to help our customers solve their toughest material challenges. Rogers’ advanced electronic and elastomeric materials are used in applications for EV/HEV, automotive safety and radar systems, mobile devices, renewable energy, wireless infrastructure, energy-efficient motor drives, industrial equipment and more. Headquartered in Chandler, Arizona, Rogers operates manufacturing facilities in the United States, Asia and Europe, with sales offices worldwide.

Safe Harbor Statement
Statements included in this release that are not a description of historical facts are forward-looking statements. Words or phrases such as “believe,” “may,” “could,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “seek,” “plan,” “expect,” “should,” “would” or similar expressions are intended to identify forward-looking statements, and are based on Rogers’ current beliefs and expectations. This release contains forward-looking statements, which concern the planned acquisition of Rogers by DuPont de Nemours, Inc. (the “DuPont Merger”), our plans, objectives, outlook, goals, strategies, future events, future net sales or performance, capital expenditures, future restructuring, plans or intentions relating to expansions, business trends and other information that is not historical information. All forward-looking statements are based upon information available to us on the date of this release and are subject to risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to differ materially from those indicated by the forward-looking statements. Rogers’ actual future results may differ materially from Rogers’ current expectations due to the risks and uncertainties inherent in its business and risks relating to the DuPont Merger. These risks include, but are not limited to: uncertainties as to the timing and structure of the DuPont Merger; the possibility that various closing conditions for the transaction may not be satisfied or waived, including that a governmental entity may prohibit, delay or refuse to grant approval for the consummation of the DuPont Merger; the risk that management’s time and attention is diverted on transaction related issues; the risk that Rogers is unable to retain key personnel; the effects of disruptions caused by the transaction making it more difficult to maintain relationships with employees, customers, vendors and other business partners; and the risk that stockholder litigation in connection with the DuPont Merger may result in significant costs of defense, indemnification and liability. Other risks and uncertainties that could cause such results to differ include: the duration and impacts of the novel coronavirus global pandemic and efforts to contain its transmission and distribute vaccines, including the effect of these factors on our business, suppliers, customers, end users and economic conditions generally; continuing disruptions to global supply chains and our ability, or the ability of our suppliers, to obtain necessary product components; failure to capitalize on, volatility within, or other adverse changes with respect to the Company's growth drivers, including advanced mobility and advanced connectivity, such as delays in adoption or implementation of new technologies; uncertain business, economic and political conditions in the United States (U.S.) and abroad, particularly in China, South Korea, Germany, the United Kingdom, Hungary and Belgium, where we maintain significant manufacturing, sales or administrative operations; the trade policy dynamics between the U.S. and China reflected in trade agreement negotiations and the imposition of tariffs and other trade restrictions, including trade restrictions on Huawei Technologies Co., Ltd. (Huawei); fluctuations in foreign currency exchange rates; our ability to develop innovative products and the extent to which our products are incorporated into end-user products and systems and the extent to which end-user products and systems incorporating our products achieve commercial success; the ability and willingness of our sole or limited source suppliers to deliver certain key raw materials, including commodities, to us in a timely and cost-effective manner; intense global competition affecting both our existing products and products currently under development; business interruptions due to catastrophes or other similar events, such as natural disasters, war, including the ongoing conflict between Russia and Ukraine, terrorism or public health crises; the impact of sanctions, export controls and other foreign asset or investment restrictions; failure to realize, or delays in the realization of anticipated benefits of acquisitions and divestitures due to, among other things, the existence of unknown liabilities or difficulty integrating acquired businesses; our ability to attract and retain management and skilled technical personnel; our ability to protect our proprietary technology from infringement by third parties and/or allegations that our technology infringes third party rights; changes in effective tax rates or tax laws and regulations in the jurisdictions in which we operate; failure to comply with financial and restrictive covenants in our credit agreement or restrictions on our operational and financial flexibility due to such covenants; the outcome of ongoing and future litigation, including our asbestos-related product liability litigation; changes in environmental laws and regulations applicable to our business; and disruptions in, or breaches of, our information technology systems. Should any risks and uncertainties develop into actual events, these developments could have a material adverse effect on the Company or the DuPont Merger. For additional information about the risks, uncertainties and other factors that may affect our business, please see our most recent annual report on Form 10-K and any subsequent reports filed with the Securities and Exchange Commission, including quarterly reports on Form 10-Q. Rogers Corporation assumes no responsibility to update any forward-looking statements contained herein except as required by law.

Investor contact:
Steve Haymore
Phone: 480-917-6026
Email: stephen.haymore@rogerscorporation.com

Website address: http://www.rogerscorp.com

(Financial statements follow)

Condensed Consolidated Statements of Operations (Unaudited)

	Three Months Ended
(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)	March 31, 2022	March 31, 2021
Net sales	$248,266	$229,265
Cost of sales	162,872	139,766
Gross margin	85,394	89,499

Selling, general and administrative expenses	57,705	42,413
Research and development expenses	8,260	7,172
Restructuring and impairment charges	69	1,506
Other operating (income) expense, net	(531)	1,215
Operating income	19,891	37,193

Equity income in unconsolidated joint ventures	1,275	2,181
Other income (expense), net	267	2,968
Interest expense, net	(1,069)	(607)
Income before income tax expense	20,364	41,735
Income tax expense	3,764	10,517
Net income	$16,600	$31,218

Basic earnings per share	$0.88	$1.67

Diluted earnings per share	$0.87	$1.66

Shares used in computing:
Basic earnings per share	18,780	18,712
Diluted earnings per share	18,999	18,774

Condensed Consolidated Statements of Financial Position (Unaudited)

(DOLLARS AND SHARES IN THOUSANDS, EXCEPT PAR VALUE)	March 31, 2022	December 31, 2021
Assets
Current assets
Cash and cash equivalents	$182,144	$232,296
Accounts receivable, less allowance for doubtful accounts of $798 and $1,223	173,387	163,092
Contract assets	39,177	36,610
Inventories	152,150	133,384
Prepaid income taxes	2,898	1,921
Asbestos-related insurance receivables, current portion	3,176	3,176
Other current assets	23,597	13,586
Total current assets	576,529	584,065
Property, plant and equipment, net of accumulated depreciation of $365,671 and $367,850	349,681	326,967
Investments in unconsolidated joint ventures	15,508	16,328
Deferred income taxes	32,521	32,671
Goodwill	364,684	370,189
Other intangible assets, net of amortization	169,977	176,353
Pension assets	5,274	5,123
Asbestos-related insurance receivables, non-current portion	59,391	59,391
Other long-term assets	19,697	27,479
Total assets	$1,593,262	$1,598,566
Liabilities and Shareholders’ Equity
Current liabilities
Accounts payable	$74,916	$64,660
Accrued employee benefits and compensation	34,382	48,196
Accrued income taxes payable	1,384	9,632
Asbestos-related liabilities, current portion	3,841	3,841
Other accrued liabilities	46,643	37,620
Total current liabilities	161,166	163,949
Borrowings under revolving credit facility	190,000	190,000
Pension and other postretirement benefits liabilities	1,638	1,618
Asbestos-related liabilities, non-current portion	64,250	64,491
Non-current income tax	8,205	7,131
Deferred income taxes	27,739	29,451
Other long-term liabilities	22,786	23,031
Shareholders’ equity
Capital stock - $1 par value; 50,000 authorized shares; 18,803 and 18,730 shares issued and outstanding	18,803	18,730
Additional paid-in capital	157,164	163,583
Retained earnings	998,425	981,825
Accumulated other comprehensive loss	(56,914)	(45,243)
Total shareholders' equity	1,117,478	1,118,895
Total liabilities and shareholders' equity	$1,593,262	$1,598,566

Reconciliation of non-GAAP financial measures to the comparable GAAP measures

Non-GAAP financial measures:

This earnings release includes the following financial measures that are not presented in accordance with generally accepted accounting principles in the United States of America (“GAAP”):

(1) Adjusted operating margin, which the Company defines as operating margin excluding acquisition-related amortization of intangible assets and discrete items, which are acquisition and related integration costs, asbestos-related charges, gains or losses on the sale or disposal of property, plant and equipment, restructuring, severance, impairment and other related costs, UTIS fire charges, costs associated with the proposed DuPont acquisition, and the related income tax effect on these items (collectively, “discrete items”);

(2) Adjusted net income, which the Company defines as net income excluding amortization of acquisition intangible assets and discrete items;

(3) Adjusted earnings per diluted share, which the Company defines as earnings per diluted share excluding amortization of acquisition intangible assets, and discrete items divided by adjusted weighted average shares outstanding - diluted;

(4) Adjusted EBITDA, which the Company defines as net income excluding interest expense, net, income tax expense, depreciation and amortization, stock-based compensation expense, and discrete items;

(5) Adjusted EBITDA Margin, which the Company defines as the percentage that results from dividing Adjusted EBITDA by total net sales;

(6) Free cash flow, which the Company defines as net cash provided by operating activities less non-acquisition capital expenditures.

Management believes adjusted operating margin, adjusted net income, adjusted earnings per diluted share, adjusted EBITDA and adjusted EBITDA margin are useful to investors because they allow for comparison to the Company’s performance in prior periods without the effect of items that, by their nature, tend to obscure the Company’s core operating results due to potential variability across periods based on the timing, frequency and magnitude of such items. As a result, management believes that these measures enhance the ability of investors to analyze trends in the Company’s business and evaluate the Company’s performance relative to peer companies. Management also believes free cash flow is useful to investors as an additional way of viewing the Company's liquidity and provides a more complete understanding of factors and trends affecting the Company's cash flows. However, non-GAAP financial measures have limitations as analytical tools and should not be considered in isolation from, or as alternatives to, financial measures prepared in accordance with GAAP. In addition, these non-GAAP financial measures may differ from, and should not be compared to, similarly named measures used by other companies. Reconciliations of the differences between these non-GAAP financial measures and their most directly comparable financial measures calculated in accordance with GAAP are set forth below.

Reconciliation of GAAP operating margin to adjusted operating margin*:

	2022	2021
Operating margin	Q1	Q4	Q1
GAAP operating margin	8.0%	4.5%	16.2%

Acquisition and related integration costs	0.2%	1.3%	—%
Asbestos-related charges	—%	(0.1)%	—%
Gain on sale or disposal of property, plant and equipment	—%	(0.1)%	—%
Restructuring, severance, impairment and other related costs	0.2%	0.6%	0.8%
UTIS fire charges	(0.2)%	0.8%	0.6%
Costs associated with the proposed DuPont acquisition	4.6%	3.0%	—%
Total discrete items	4.8%	5.5%	1.4%
Operating margin adjusted for discrete items	12.8%	10.1%	17.6%

Acquisition intangible amortization	1.7%	2.1%	1.4%

Adjusted operating margin	14.5%	12.2%	19.0%
*Percentages in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted net income:

(amounts in millions)	2022	2021
Net income	Q1	Q4	Q1
GAAP net income	$16.6	$23.1	$31.2

Acquisition and related integration costs	0.5	2.9	—
Asbestos-related charges	—	(0.2)	—
Gain on sale or disposal of property, plant and equipment	—	(0.2)	(0.1)
Restructuring, severance, impairment and other related costs	0.5	1.5	1.9
UTIS fire charges	(0.5)	1.9	1.3
Costs associated with the proposed DuPont acquisition	11.5	6.9	—
Acquisition intangible amortization	4.3	4.9	3.1
Income tax effect of non-GAAP adjustments and intangible amortization	(3.7)	(4.4)	(1.5)
Adjusted net income	$29.1	$36.3	$36.0
*Values in table may not add due to rounding.

Reconciliation of GAAP earnings per diluted share to adjusted earnings per diluted share*:

	2022	2021
Earnings per diluted share	Q1	Q4	Q1
GAAP earnings per diluted share	$0.87	$1.22	$1.66

Acquisition and related integration costs	0.02	0.11	—
Asbestos-related charges	—	(0.01)	—
Gain on sale or disposal of property, plant and equipment	—	(0.01)	—
Restructuring, severance, impairment and other related costs	0.02	0.06	0.08
UTIS fire charges	(0.02)	0.08	0.05
Costs associated with the proposed DuPont acquisition	0.47	0.27	—
Total discrete items	$0.49	$0.51	$0.13

Earnings per diluted share adjusted for discrete items	1.36	1.73	1.79

Acquisition intangible amortization	$0.17	$0.19	$0.13

Adjusted earnings per diluted share	$1.53	$1.92	$1.92
*Values in table may not add due to rounding.

Reconciliation of GAAP net income to adjusted EBITDA*:

	2022	2021
(amounts in millions)	Q1	Q4	Q1
GAAP Net income	$16.6	$23.1	$31.2

Interest expense, net	1.1	1.1	0.6
Income tax expense	3.8	(11.2)	10.5
Depreciation	6.4	7.3	7.2
Amortization	4.3	4.9	3.1
Stock-based compensation expense	3.2	3.8	4.0
Acquisition and related integration costs	0.5	2.9	—
Asbestos-related charges	—	(0.2)	—
Gain on sale or disposal of property, plant and equipment	—	(0.2)	(0.1)
Restructuring, severance, impairment and other related costs	0.5	1.5	1.9
UTIS fire charges	(0.5)	1.9	1.3
Costs associated with the proposed DuPont acquisition	11.5	6.9	—
Adjusted EBITDA	$47.2	$41.7	$59.8
*Values in table may not add due to rounding.

Calculation of adjusted EBITDA margin*:

	2022	2021
	Q1	Q4	Q1
Adjusted EBITDA (in millions)	$47.2	$41.7	$59.8
Divided by Total Net Sales (in millions)	248.3	230.5	229.3
Adjusted EBITDA Margin	19.0%	18.1%	26.1%
*Values in table may not add due to rounding.

Reconciliation of net cash provided by operating activities to free cash flow*:

	2022	2021
(amounts in millions)	Q1	Q4	Q1
Net cash provided by operating activities	$(13.7)	$18.2	$36.5
Non-acquisition capital expenditures	(28.2)	(27.7)	(3.6)
Free cash flow	$(42.0)	$(9.5)	$32.9
*Values in table may not add due to rounding.

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